UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

Lord Global Corporation

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction of Incorporation)	(Commission File Number	(IRS Employer identification Number

Lord Global Corporation

318 N Carson St. Suite 208

Carson City, NV 89701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (816) 304-2686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01. OTHER EVENTS.

On August 18, 2020, Lord Global Corporation (the “Company”) issued a press release announcing the receipt of a purchase order from Global Sanitizers Technologies Inc., one of the largest vertically integrated supply chains of hand sanitizers, gels and sanitizer surface sprays in the U.S., for one million units of the CoviGuard™ 4oz oral sanitizer spray and mouthwash developed to significantly reduce the viral and bacterial loads in the oral and mucosa membrane (mouth and throat and thereby mitigate or eliminate the presence of COVID-19 in the human mouth, a major source of the spread of Coronavirus.

Reference is made to the Company’s Form 8-K filed with the SEC on June 19, 2020 with respect to the disclosure of the Company’s Definitive Joint Venture Investment and Marketing Agreement with Coviguard, Inc.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document
99.1	Press Release dated August 18, 2020, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2020

Lord Global Corporation

By:	/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Chief Executive Officer